Exhibit 99.1

June 12, 2009

Board of Directors of Ulticom, Inc.

c/o Shawn Osborne

1020 Briggs Road

Mt. Laurel, NJ 08054

Re:	Resignation

Dear Board of Directors of Ulticom, Inc.:

This letters serves as my resignation as a director on the Board of Directors of Ulticom, Inc. and its committees effective June 12, 2009.

Sincerely,

/s/ John Spirtos

John Spirtos